Exhibit 99.1

Bowne & Co., Inc.
55 Water Street
New York, NY 10041
(212) 924-5500
Fax: (212) 658-5871

NEWS RELEASE

Bowne Media Contact:	Bowne Investor Relations Contact:
Pamela Blum	Bryan Berndt
Director of Corporate Communications	Treasurer
212-658-5884	212-658-5817
pamela.blum@bowne.com	bryan.berndt@bowne.com

RR Donnelley Media Contact:	RR Donnelley Investor Relations Contact:
Doug Fitzgerald	Dave Gardella
Executive Vice President, Communications	Vice President, Investor Relations
630-322-6830	312-326-8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com
RR DONNELLEY TO REFILE HART-SCOTT-RODINO PREMERGER NOTIFICATION
Reaffirms its Expectation that Acquisition of Bowne will Close in the Second Half of the Year
CHICAGO and NEW YORK, April 5, 2010 — R.R. Donnelley & Sons Company (NASDAQ:RRD) and Bowne & Co., Inc. (NYSE:BNE ) announced today that RR Donnelley has voluntarily withdrawn and will refile its Hart-Scott-Rodino Notification and Report Form originally filed on March 11, 2010. The effect of this action is to extend the time the Federal Trade Commission (FTC) has to review the acquisition of Bowne & Co., Inc. by RR Donnelley under the Hart-Scott-Rodino Act.
RR Donnelley has withdrawn its Notification and Report Form effective April 9, 2010 and will refile it on April 12, 2010, when the 30-day waiting period will recommence. Bowne and RR Donnelley have been working cooperatively with the FTC as it conducts its review of the acquisition, including voluntarily providing additional information to the FTC staff in response to informal requests, and will continue to do so during this additional period.
Important Legal Information
In connection with the proposed merger with Snoopy Acquisition, Inc. pursuant to which Bowne will be acquired by RR Donnelley, Bowne filed a preliminary proxy statement with the Securities and Exchange Commission (the SEC) on March 26, 2010, and will file and furnish to its stockholders a definitive proxy statement. Stockholders are urged to read the definitive proxy statement when it is finalized and distributed, because it will contain important information about the proposed merger. Stockholders will be able to obtain, free of charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bowne & Co., Inc., 55 Water Street, New York, NY 10041, Attention: Corporate Secretary, telephone (212) 658-5805, or from Bowne’s website, www.bowne.com.
Bowne and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Bowne’s stockholders in respect of the proposed merger. Information regarding the interests of such persons in the merger and such persons’ beneficial ownership of Bowne & Co., Inc. common stock as of March 15, 2010 is set forth in the preliminary proxy statement described above.
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About RR Donnelley
RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 145 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.
For more information and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com
About Bowne
Bowne provides shareholder and marketing communications services around the world. Dealmakers rely on Bowne to handle critical capital markets communications with speed and accuracy. Compliance professionals turn to Bowne to prepare and file regulatory and shareholder communications online and in print. Investment managers and third party fund administrators count on Bowne’s integrated solutions to streamline their document processes and produce high quality communications for their shareholders. Marketers look to Bowne to create and distribute customized, one-to-one communications on demand. With 2,800 employees in 50 offices around the globe, Bowne has met the ever-changing demands of its clients for more than 230 years. For more information, please visit www.bowne.com.
Use of Forward-Looking Statements
This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in each of RR Donnelley’s and Bowne’s filings with the SEC. Both RR Donnelley and Bowne disclaim any obligation to update or revise any forward-looking statements.
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